                                                                    EXHIBIT 4.23


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                       ESCROW AND PAYING AGENT AGREEMENT
                                   (Class A)

                           Dated as of March 21, 1997

                                     among

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                                as Escrow Agent

                     CREDIT SUISSE FIRST BOSTON CORPORATION
                       MORGAN STANLEY & CO. INCORPORATED
                             CHASE SECURITIES INC.
                                      and
                              GOLDMAN, SACHS & CO.

                             as Initial Purchasers

                           WILMINGTON TRUST COMPANY,
                        not in its individual capacity,
                       but solely as Pass Through Trustee
                              for and on behalf of
               Continental Airlines Pass Through Trust 1997-1A-O

                            as Pass Through Trustee

                                      and

                            WILMINGTON TRUST COMPANY


                                as Paying Agent

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                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
SECTION 1.       Escrow Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
         Section 1.01.    Appointment of Escrow Agent . . . . . . . . . . . . . . . . . . .         2
         Section 1.02.    Instruction; Etc. . . . . . . . . . . . . . . . . . . . . . . . .         3
         Section 1.03.    Initial Escrow Amount; Issuance of Escrow Receipts  . . . . . . .         4
         Section 1.04.    Payments to Receiptholders  . . . . . . . . . . . . . . . . . . .         5
         Section 1.05.    Mutilated, Destroyed, Lost or Stolen Escrow Receipt . . . . . . .         5
         Section 1.06.    Additional Escrow Amounts . . . . . . . . . . . . . . . . . . . .         6
         Section 1.07.    Resignation or Removal of Escrow Agent  . . . . . . . . . . . . .         6
         Section 1.08.    Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . .         7
         Section 1.09.    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . .         7
SECTION 2.       Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
         Section 2.01.    Appointment of Paying Agent . . . . . . . . . . . . . . . . . . .         7
         Section 2.02.    Establishment of Paying Agent Account . . . . . . . . . . . . . .         8
         Section 2.03.    Payments from Paying Agent Account  . . . . . . . . . . . . . . .         8
         Section 2.04.    Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . .         9
         Section 2.05.    Resignation or Removal of Paying Agent  . . . . . . . . . . . . .         10
         Section 2.06.    Notice of Final Withdrawal  . . . . . . . . . . . . . . . . . . .         11
SECTION 3.       Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
SECTION 4.       Other Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
SECTION 5.       Representations and Warranties of the Escrow Agent   . . . . . . . . . . .         12
SECTION 6.       Representations and Warranties of the Paying Agent   . . . . . . . . . . .         14
SECTION 7.       Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         16
SECTION 8.       Amendment, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         16
SECTION 9.       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         16
SECTION 10.      Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         17
SECTION 11.      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         18
SECTION 12.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         18
SECTION 13.      Waiver of Jury Trial Right . . . . . . . . . . . . . . . . . . . . . . . .         18
SECTION 14.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         18





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                 ESCROW AND PAYING AGENT AGREEMENT (Class A) dated as of March
21, 1997 (as amended, modified or supplemented from time to time, this "Agreement") among FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent (in such capacity, together with its successors in such capacity, the "Escrow Agent"); CREDIT SUISSE FIRST BOSTON CORPORATION, MORGAN STANLEY & CO. INCORPORATED, CHASE SECURITIES INC. and GOLDMAN, SACHS & CO., as Initial Purchasers of the below referred to Certificates (the "Initial Purchasers" and together with their respective transferees and assigns as registered owners of the Certificates, the "Investors") under the Certificate Purchase Agreement referred to below; WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee") under the Pass Through Trust Agreement referred to below; and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as paying agent hereunder (in such capacity, together with its successors in such capacity, the "Paying Agent").

                              W I T N E S S E T H

                 WHEREAS, Continental Airlines, Inc. ("Continental") and the Pass Through Trustee have entered into a Pass Through Trust Agreement, dated as of March 21, 1997 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pass Through Trust Agreement") relating to Continental Airlines Pass Through Trust 1997-1A-O (the "Pass Through Trust") pursuant to which the Continental Airlines Pass Through Trust, Series 1997-1A-O Certificates referred to therein (the "Certificates") are being issued;

                 WHEREAS, Continental and the Initial Purchasers have entered into a Certificate Purchase Agreement dated as of March 12, 1997 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Certificate Purchase Agreement") pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Initial Purchasers;

                 WHEREAS, Continental, the Pass Through Trustee, certain other pass through trustees and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (the "Note Purchase Agreement"), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the "Equipment Notes") issued to finance the acquisition of aircraft by Continental, as lessee or as owner, utilizing a portion of the proceeds from the sale of the Certificates (the "Net Proceeds");

                 WHEREAS, the Initial Purchasers and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent on behalf of the Investors, subject to withdrawal upon request by the Pass Through Trustee and satisfaction of the conditions set forth in the Note Purchase Agreement for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited on behalf of the Escrow Agent with Credit Suisse First Boston, a Swiss bank acting through its New York branch, as Depositary (the "Depositary") under the Deposit Agreement, dated as of the date hereof between the Depositary and the Escrow Agent relating to the Pass Through Trust (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Deposit Agreement") pursuant to which, among other things, the Depositary will pay interest for distribution to the Investors and establish accounts from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee;

                 WHEREAS, the Escrow Agent wishes to appoint the Paying Agent to pay amounts required to be distributed to the Investors in accordance with this Agreement; and

                 WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pass Through Trust Agreement.

                 NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                 SECTION 1.       Escrow Agent.

                 Section 1.01. Appointment of Escrow Agent. Each of the Initial Purchasers, for and on behalf of each of the Investors, hereby irrevocably appoints, authorizes and directs the Escrow Agent to act as escrow agent and fiduciary hereunder and under the Deposit Agreement for such specific purposes and with such powers as are specifically delegated to the Escrow

Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Any and all money received and held by the Escrow Agent under this Agreement or the Deposit Agreement shall be held in escrow by the Escrow Agent in accordance with the terms of this Agreement.
This Agreement is irrevocable and the Investors' rights with respect to any monies received and held in escrow by the Escrow Agent under this Agreement or the Deposit Agreement shall only be as provided under the terms and conditions of this Agreement and the Deposit Agreement. The Escrow Agent (which term as used in this sentence shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement;
(b) shall not be responsible to the Pass Through Trustee or the Investors for any recitals, statements, representations or warranties of any person other then itself contained in this Agreement or the Deposit Agreement or for the failure by the Pass Through Trustee, Investors or any other person or entity (other than the Escrow Agent) to perform any of its obligations hereunder (whether or not the Escrow Agent shall have any knowledge thereof); and (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or provided for herein or in connection herewith, except for its own willful misconduct or gross negligence (or simple negligence in connection with the handling of funds).

                 Section 1.02. Instruction; Etc. The Initial Purchasers, for and on behalf of each of the Investors, hereby irrevocably instruct the Escrow Agent, and the Escrow Agent agrees, (a) to enter into the Deposit Agreement, (b) to appoint the Paying Agent as provided in this Agreement, (c) upon receipt at any time and from time to time prior to the Termination Date (as defined below) of a certificate substantially in the form of Exhibit B hereto (a "Withdrawal Certificate") executed by the Pass Through Trustee, together with an attached Notice of Purchase Withdrawal in substantially the form of Exhibit A to the Deposit Agreement duly completed by the Pass Through Trustee (the "Applicable Notice of Purchase Withdrawal" and the withdrawal to which it relates, a "Purchase Withdrawal"), immediately to execute the Applicable Notice of Purchase Withdrawal as Escrow Agent and transmit it to the Depositary by facsimile transmission in accordance with the Deposit Agreement; provided that, upon the request of the Pass Through Trustee after such transmission, the Escrow Agent shall cancel such Applicable Notice of Purchase Withdrawal, and (d) if there are any undrawn Deposits (as defined in the Deposit Agreement) on the "Termination Date", which shall mean the earlier of (i) July 1, 1998 and (ii) the day on which the Escrow Agent receives notice from the Pass Through Trustee that the Pass Through Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated, to give notice to the Depositary (with a copy to the Paying Agent) substantially in the form of Exhibit B to the Deposit Agreement requesting a withdrawal of all of the remaining Deposits, together with accrued and unpaid interest on such Deposits to the date of withdrawal, on the 35th day after the date that such notice of withdrawal is given to the Depositary (or, if not a Business Day, on the next succeeding Business Day) (a "Final Withdrawal"), provided that if the day scheduled for the Final Withdrawal in accordance with the foregoing is within 10 days before or after a Regular Distribution Date, then the Escrow Agent shall request that such requested Final Withdrawal be made on such Regular Distribution Date (the date of such requested withdrawal, the "Final Withdrawal Date"). If for any reason the Escrow Agent shall have failed to give the Final Withdrawal Notice to the Depositary on or before July 6, 1998, and there are unwithdrawn Deposits on such date, the Final Withdrawal Date shall be deemed to be July 31, 1998.

                 Section 1.03. Initial Escrow Amount; Issuance of Escrow Receipts. The Escrow Agent hereby directs the Initial Purchasers to, and the Initial Purchasers hereby acknowledge that on the date hereof they shall, irrevocably deliver to the Depositary on behalf of the Escrow Agent, an amount in U.S. dollars ("Dollars") and immediately available funds equal to $437,876,000 for deposit on behalf of the Escrow Agent with the Depositary in accordance with Section 2.1 of the Deposit Agreement. The Initial Purchasers hereby instruct the Escrow Agent, upon receipt of such sum from the Initial Purchasers, to confirm such receipt by executing and delivering to the Pass Through Trustee an Escrow Receipt in the form of Exhibit A hereto (an "Escrow Receipt"), (a) to be affixed by the Pass Through Trustee to each Certificate and (b) to evidence the same percentage interest (the "Escrow Interest") in the Account Amounts as the Fractional Undivided Interest in the Pass Through Trust evidenced by the Certificate to which it is to be affixed. The Escrow Agent shall provide to the Pass Through Trustee for attachment to each Certificate newly issued under and in accordance with the Pass Through Trust Agreement an executed Escrow Receipt as the Pass Through Trustee may from time to time request of the Escrow Agent. Each Escrow Receipt shall be registered by the Escrow Agent in a register (the "Register") maintained by the Escrow Agent in the same name and same manner as the Certificate to which it is attached and may not thereafter be detached from such Certificate to which it is to be affixed prior to the distribution of the Final Withdrawal (the "Final Distribution"). After the Final Distribution, no Escrow Receipts shall be issued and the Pass Through Trustee shall request the return to the Escrow Agent for cancellation of all outstanding Escrow Receipts.

                 Section 1.04. Payments to Receiptholders. All payments and distributions made to holders of an Escrow Receipt (collectively "Receiptholders") in respect of the Escrow Receipt shall be made only from amounts deposited in the Paying Agent Account ("Account Amounts"). Each Receiptholder, by its acceptance of an Escrow Receipt, agrees that (a) it will look solely to the Account Amounts for any payment or distribution due to such Receiptholder pursuant to the terms of the Escrow Receipt and this Agreement and (b) it will have no recourse to Continental, the Pass Through Trustee, the Paying Agent or the Escrow Agent, except as expressly provided herein or in the Pass Through Trust Agreement. No Receiptholder shall have any right to vote or in any manner otherwise control the operation and management of the Paying Agent Account or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Escrow Receipt, be construed so as to constitute the Receiptholders from time to time as partners or members of an association.

                 Section 1.05. Mutilated, Destroyed, Lost or Stolen Escrow Receipt. If (a) any mutilated Escrow Receipt is surrendered to the Escrow Agent or the Escrow Agent receives evidence to its satisfaction of the destruction, loss or theft of any Escrow Receipt and (b)Ethere is delivered to the Escrow Agent and the Pass Through Trustee such security, indemnity or bond, as may be required by them to hold each of them harmless, then, absent notice to the Escrow Agent or the Pass Through Trustee that such destroyed, lost or stolen Escrow Receipt has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in any applicable jurisdiction are met, the Escrow Agent shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Escrow Receipt, a new Escrow Receipt or Escrow Receipts and of like Escrow Interest and bearing a number not contemporaneously outstanding.

                 In connection with the issuance of any new Escrow Receipt under this Section 1.05, the Escrow Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Pass Through Trustee and the Escrow Agent) connected therewith.

                 Any duplicative Escrow Receipt issued pursuant to this Section
1.05 shall constitute conclusive evidence of the appropriate Escrow Interest in the Account Amounts, as if originally issued, whether or not the lost, stolen or destroyed Escrow Receipt shall be found at any time.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Escrow Receipts.

                 Section 1.06. Additional Escrow Amounts. On the date of any Purchase Withdrawal, the Pass Through Trustee may re-deposit with the Depositary some or all of the amounts so withdrawn in accordance with Section
2.4 of the Deposit Agreement.

                 Section 1.07. Resignation or Removal of Escrow Agent. Subject to the appointment and acceptance of a successor Escrow Agent as provided below, the Escrow Agent may resign at any time by giving 30 days' prior written notice thereof to the Investors, but may not otherwise be removed except for cause by the written consent of the Investors with respect to Investors representing Escrow Interests aggregating not less than a majority in interest in the Account Amounts (an "Action of Investors"). Upon any such resignation or removal, the Investors, by an Action of Investors, shall have the right to appoint a successor Escrow Agent. If no successor Escrow Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Escrow Agent's giving of notice of resignation or the removal of the retiring Escrow Agent, then the retiring Escrow Agent may appoint a successor Escrow Agent, which shall be a bank which has an office in the United States with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow

Agent shall enter into such documents as the Pass Through Trustee shall require and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations hereunder. No resignation or removal of the Escrow Agent shall be effective unless a written confirmation shall have been obtained from each of Moody's Investors Service, Inc. and Standard & Poor's Rating Group, a division of McGraw-Hill Inc., that the replacement of the Escrow Agent with the successor Escrow Agent will not result in (a) a reduction of the rating for the Certificates below the then current rating for the Certificates or (b) a withdrawal or suspension of the rating of the Certificates.

                 Section 1.08. Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Escrow Agent and the Paying Agent may treat the Person in whose name any Escrow Receipt is registered (as of the day of determination) as the owner of such Escrow Receipt for the purpose of receiving distributions pursuant to this Agreement and for all other purposes whatsoever, and none of the Escrow Agent or the Paying Agent shall be affected by any notice to the contrary.

                 Section 1.09. Further Assurances. The Escrow Agent agrees to take such actions, and execute such other documents, as may be reasonably requested by the Pass Through Trustee in order to effectuate the purposes of this Agreement and the performance by the Escrow Agent of its obligations hereunder.

                 SECTION 2.  Paying Agent.

                 Section 2.01. Appointment of Paying Agent. The Escrow Agent hereby irrevocably appoints and authorizes the Paying Agent to act as its paying agent hereunder, for the benefit of the Investors, for such specific purposes and with such powers as are specifically delegated to the Paying Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Any and all money received and held by the Paying Agent under this Agreement or the Deposit Agreement shall be held in the
Paying Agent Account (as defined below) for the benefit of the Investors.   The
Paying Agent (which term as used in this sentence shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for the Escrow Agent; (b) shall not be responsible to the Escrow Agent for any recitals, statements, representations or warranties of any person other then itself contained in this Agreement or for the failure by the Escrow Agent or any other person or entity (other than the Paying Agent) to perform any of its obligations hereunder (whether or not the Paying Agent shall have any knowledge thereof); and (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or provided for herein or in connection herewith, except for its own willful misconduct or gross negligence (or simple negligence in connection with the handling of funds).

                 Section 2.02. Establishment of Paying Agent Account. The Paying Agent shall establish a deposit account (the "Paying Agent Account") at Wilmington Trust Company in the name of the Escrow Agent. It is expressly understood by the parties hereto that the Paying Agent is acting as the paying agent of the Escrow Agent hereunder and that no amounts on deposit in the Paying Agent Account constitute part of the Trust Property.

                 Section 2.03. Payments from Paying Agent Account. The Escrow Agent hereby irrevocably instructs the Paying Agent, and the Paying Agent agrees to act, as follows:

                          (a)     on each Interest Payment Date (as defined in
the Deposit Agreement) or as soon thereafter as the Paying Agent has confirmed receipt in the Paying Agent Account from the Depositary of any amount in respect of accrued interest on the Deposits, the Paying Agent shall distribute out of the Paying Agent Account the entire amount deposited therein by the Depositary. There shall be so distributed to each Receiptholder of record on the 15th day (whether or not a Business Day) preceding such Interest Payment Date by check mailed to such Receiptholder, at the address appearing in the Register, such Receiptholder's pro rata share (based on the Escrow Interest in the Account Amounts held by such Receiptholder) of the total amount of interest deposited by the Depositary in the Paying Agent Account on such date, except that, with respect to Escrow Receipts registered on the Record Date in the name of DTC, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

                          (b)     upon the confirmation by the Paying Agent of
receipt in the Paying Agent Account from the Depositary of any amount in respect of the Final Withdrawal, the Paying Agent shall forthwith distribute the entire amount of the Final Withdrawal deposited therein by the Depositary. There shall be so distributed to each Receiptholder of record on the 15th day (whether or not a Business Day) preceding the Final Withdrawal Date by check mailed to such Receiptholder, at the address appearing in the Register, such Receiptholder's pro rata share (based on the Escrow Interest in the Account Amounts held by such Receiptholder) of the total amount in the Paying Agent Account on account of such Final Withdrawal, except that, with respect to Escrow Receipts registered on the Record Date in the name of DTC, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

                          (c)     If any payment of interest or principal in
respect of the Final Withdrawal is not received by the Paying Agent within five days of the applicable date when due, then it shall be distributed to Receiptholders after actual receipt by the Paying Agent on the same basis as a Special Payment is distributed under the Pass Through Trust Agreement.

                          (d)     the Paying Agent shall include with any check
mailed pursuant to this Section any notice required to be distributed under the Pass Through Trust Agreement that is furnished to the Paying Agent by the Pass Through Trustee.

                 Section 2.04. Withholding Taxes. The Paying Agent shall exclude and withhold from each distribution of accrued interest on the Deposits and any amount in respect of the Final Withdrawal any and all withholding taxes applicable thereto as required by law. In addition, the Paying Agent shall remit or cause to be remitted such amounts as would be required by Section 1446 of the Internal Revenue Code of 1986, as amended, as if the agreements of the Initial Purchasers set forth in this Agreement were characterized as a partnership engaged in a U.S. trade or business for U.S. federal income tax purposes and shall withhold or cause to be withheld such amounts from amounts distributable to or for the benefit of Receiptholders or beneficial owners of interests in Escrow Receipts that are not United States persons within the meaning of section 7701(a)(30) of the Internal Revenue Code of 1986, as amended ("Non-U.S. Persons"). In this regard, the Paying Agent shall cause the appropriate withholding agent to withhold with respect to such distributions in the manner contemplated by Section 10.04 of Revenue Procedure 89-31 and Treasury Regulation 1.1445-8(b)(3)) by filing a notice with the National Association of Securities Dealers, Inc. substantially in the form of Exhibits C and D on or before the date 10 days prior to the Record Date. The Paying Agent shall mail such notice to the National Association of Securities Dealers no later than the date 15 days prior to the Record Date. Investors that are not United States Persons agree to furnish a taxpayer identification number ("TIN") to the Paying Agent and the Paying Agent shall provide such TINs to the appropriate U.S. withholding agent. The Paying Agent agrees to act as such withholding agent (except to the extent contemplated above with respect to withholding amounts as if the agreements of the Initial Purchasers as set forth in this Agreement were characterized as a business engaged in a U.S. trade or business for U.S. federal income tax purposes) and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Deposits or the escrow amounts, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Receiptholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Receiptholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Receiptholder may reasonably request from time to time. The Paying Agent agrees to file any other information reports as it may be required to file under United States law.
Each Receiptholder or beneficial owner of an interest in an Escrow Receipt that is a Non-U.S. Person, by its acceptance of an Escrow Receipt or a beneficial interest therein, agrees to indemnify and hold harmless the Escrow Agent and the Paying Agent from and against any improper failure to withhold Taxes from amounts payable to it or for its benefit other than an improper failure attributable to the gross negligence or willful misconduct of the Escrow Agent or the Paying Agent, as the case may be.

                 Section 2.05. Resignation or Removal of Paying Agent. Subject to the appointment and acceptance of a successor Paying Agent as provided below, the Paying Agent may resign at any time by giving 30 days' prior written notice thereof to the Escrow Agent, but may not otherwise be removed except for cause by the Escrow Agent. Upon any such resignation or removal, the Escrow Agent shall have the right to appoint a successor Paying Agent. If no successor Paying Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Paying Agent's giving of notice of resignation or the removal of the retiring Paying Agent, then the retiring Paying Agent may appoint a successor Paying Agent, which shall be a bank which has an office in the United States with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Paying Agent hereunder by a successor Paying Agent, such successor Paying Agent shall enter into such documents as the Escrow Agent shall require and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Paying Agent, and the retiring Paying Agent shall be discharged from its duties and obligations hereunder.

                 Section 2.06. Notice of Final Withdrawal. Promptly after receipt by the Paying Agent of notice that the Escrow Agent has requested a Final Withdrawal or that a Final Withdrawal will be made, the Paying Agent shall cause notice of the distribution of the Final Withdrawal to be mailed to each of the Receiptholders at its address as it appears in the Register. Such notice shall be mailed not less than 20 days prior to the Final Withdrawal Date. Such notice shall set forth:

                 (i) the Final Withdrawal Date and the date for determining Receiptholders of record who shall be entitled to receive distributions in respect of the Final Withdrawal,

                 (ii) the amount of the payment in respect of the Final Withdrawal for each $1,000 face amount Certificate (based on information provided by the Pass Through Trustee) and the amount thereof constituting unused Deposits and interest thereon, and

                 (iii) if the Final Withdrawal Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate (based on information provided by the Pass Through Trustee).

                 Such mailing may include any notice required to be given to Certificateholders in connection with such distribution pursuant to the Pass Through Trust Agreement.

                 SECTION 3. Payments. If, notwithstanding the instructions in Section 4 of the Deposit Agreement that all amounts payable to the Escrow Agent under the Deposit Agreement be paid by the Depositary directly to the Paying Agent or the Pass Through Trustee (depending on the circumstances), the Escrow Agent receives any payment thereunder, then the Escrow Agent shall forthwith pay such amount in Dollars and in immediately available funds by wire transfer to (a) in the case of a payment of accrued interest on the Deposits or any Final Withdrawal, directly to the Paying Agent Account and (b) in the case of any Purchase Withdrawal, directly to the Pass Through Trustee or its designee as specified and in the manner provided in the Applicable Notice of Purchase Withdrawal. The Escrow Agent hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against amounts payable to the Paying Agent howsoever arising.

                 SECTION 4. Other Actions. The Escrow Agent shall take such other actions under or in respect of the Deposit Agreement (including, without limitation, the enforcement of the obligations of the Depositary thereunder) as the Investors, by an Action of Investors, may from time to time request.

                 SECTION 5. Representations and Warranties of the Escrow Agent. The Escrow Agent represents and warrants to Continental, the Investors, the Paying Agent and the Pass Through Trustee as follows:

                 (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America;

                 (ii) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement and the Deposit Agreement;

                 (iii) the execution, delivery and performance of each of this Agreement and the Deposit Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and each such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof or thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                 (iv) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement or the Deposit Agreement;

                 (v) neither the execution, delivery or performance by it of this Agreement or the Deposit Agreement, nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

                 (vi) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (A) would adversely affect the ability of it to perform its obligations under this Agreement or the Deposit Agreement or (B) would call into question or challenge the validity of this Agreement or the Deposit Agreement or the enforceability hereof or thereof in accordance with the terms hereof or thereof, nor is the Escrow Agent in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement or the Deposit Agreement.

                 SECTION 6. Representations and Warranties of the Paying Agent. The Paying Agent represents and warrants to Continental, the Investors, the Escrow Agent and the Pass Through Trustee as follows:

                 (i) it is a Delaware banking company duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation;

                 (ii) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

                 (iii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of it and does not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                 (iv) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;

                 (v) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

                 (vi) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (A) would adversely affect the ability of it to perform its obligations under this Agreement or (B) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Paying Agent in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement.

                 SECTION 7. Indemnification. Except for actions expressly required of the Escrow Agent or the Paying Agent hereunder, each of the Escrow Agent and the Paying Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have been indemnified by the party requesting such action in a manner reasonably satisfactory to it against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In the event Continental requests any amendment to any Operative Agreement (as defined in the Note Purchase Agreement), the Pass Through Trustee agrees to pay all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and the Paying Agent in connection therewith.

                 SECTION 8. Amendment, Etc. Upon request of the Pass Through Trustee and approval by an Action of Investors, the Escrow Agent shall enter into an amendment to this Agreement, so long as such amendment does not adversely affect the rights or obligations of the Escrow Agent or the Paying Agent, provided that upon request of the Pass Through Trustee and without any consent of the Investors, the Escrow Agent shall enter into an amendment to this Agreement for any of the following purposes:

                 (1) to correct or supplement any provision in this Agreement which may be defective or inconsistent with any other provision herein or to cure any ambiguity or correct any mistake or to modify any other provision with respect to matters or questions arising under this Agreement, provided that any such action shall not materially adversely affect the interests of the Investors; or

                 (2) to comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, any regulatory body or the Registration Rights Agreement to effectuate the Exchange Offer; or

                 (3) to evidence and provide for the acceptance of appointment under this Agreement of a successor Escrow Agent, successor Paying Agent or successor Pass Through Trustee.

                 SECTION 9. Notices. Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in writing (including by facsimile) and shall be deemed to be given and effective upon receipt thereof. All notices shall be sent to (a) in the case of the Investors, as their respective addresses shall appear in the Register, (b)Ein the case of the Escrow Agent, First Security Bank, National Association, 79 South Main Street, Salt Lake City, UT 84111,
Attention: Corporate Trust Services (Telecopier: (801) 246-5053), (c)Ein the case of the Pass Through Trustee, Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration (Telecopier: (302) 651-8882) or (d) in the case of the Paying Agent, Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890, Attention:
Corporate Trust Administration (Telecopier: (302) 651-8882), in each case with a copy to Continental, Continental Airlines, Inc., 2929 Allen Parkway, Suite 2010, Houston, TX 77019, Attention: Executive Vice President and Chief Financial Officer (Telecopier: (713) 520-6329) (or at such other address as any such party may specify from time to time in a written notice to the other parties). On or prior to the execution of this Agreement, the Pass Through Trustee has delivered to the Escrow Agent a certificate containing specimen signatures of the representatives of the Pass Through Trustee who are authorized to give notices and instructions with respect to this Agreement.
The Escrow Agent may conclusively rely on such certificate until the Escrow Agent receives written notice from the Pass Through Trustee to the contrary.

                 SECTION 10. Transfer. No party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under
Section 1.06 hereof or (in the case of the Paying Agent) to a successor paying agent under Section 2.04 hereof, and any purported assignment in violation thereof shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent and the Paying Agent) their respective permitted assigns. Upon the occurrence of the Transfer (as defined below) contemplated by the Assignment and Assumption Agreement (as defined below), the Pass Through Trustee shall (without further act) be deemed to have transferred all of its right, title and interest in and to this Agreement to the trustee of the Successor Trust (as defined below) and, thereafter, the trustee of the Successor Trust shall be deemed to be the "Pass Through Trustee" hereunder with the rights and obligations of the "Pass Through Trustee" hereunder and each reference herein to "Continental Airlines Pass Through Trust 1997-1A-O" shall be deemed to be a reference to "Continental Airlines Pass Through Trust 1997-1A-S". The parties hereto hereby acknowledge and consent to the Transfer contemplated by the Assignment and Assumption Agreement. As used herein, "Transfer" means the transfers of the assets to the Successor Trust contemplated by the Assignment and Assumption Agreement; "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement to be entered into between the Pass Through Trustee and the trustee of the Successor Trust, substantially in the form of Exhibit D to the Pass Through Trust Agreement; "Successor Trust" means the Continental Airlines Pass Through Trust 1997-1A-S.

                 SECTION 11. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and understandings among the Escrow Agent, the Paying Agent, the Initial Purchasers and the Pass Through Trustee with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

                 SECTION 12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                 SECTION 13. Waiver of Jury Trial Right. EACH OF THE ESCROW AGENT, THE PAYING AGENT, THE INVESTORS AND THE PASS THROUGH TRUSTEE ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

                 SECTION 14. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

                 IN WITNESS WHEREOF, the Escrow Agent, the Paying Agent, the Initial Purchasers and the Pass Through Trustee have caused this Escrow and Paying Agent Agreement (Class A) to be duly executed as of the day and year first above written.

                                         ---------------------------------------
                                         FIRST SECURITY BANK,
                                         NATIONAL ASSOCIATION,
                                           as Escrow Agent


                                         By
                                            ------------------------------------
                                            Name:
                                            Title:


                                         CREDIT SUISSE FIRST BOSTON CORPORATION;

                                         MORGAN STANLEY & CO. INCORPORATED;

                                         CHASE SECURITIES INC.; and

                                         GOLDMAN, SACHS & CO.,
                                         as Initial Purchasers

                                         By:  CREDIT SUISSE FIRST
                                              BOSTON CORPORATION


                                         By
                                            ------------------------------------
                                            Name:
                                            Title:




                                         WILMINGTON TRUST COMPANY, not in its
                                         individual capacity, but solely as
                                         Pass Through Trustee for and on
                                         behalf of Continental Airlines Pass
                                         Through Trust 1997-1A-O



                                         By
                                            ------------------------------------
                                            Name:
                                            Title:


                                         WILMINGTON TRUST COMPANY,
                                         as Paying Agent By


                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A


                  CONTINENTAL AIRLINES 1997-1A ESCROW RECEIPT
                                     No. __

                 This Escrow Receipt evidences a fractional undivided interest in amounts ("Account Amounts") from time to time deposited into a certain paying agent account (the "Paying Agent Account") described in the Escrow and Paying Agent Agreement (Class A) dated as of March 21, 1997 (as amended, modified or supplemented from time to time, the "Escrow and Paying Agent Agreement") among First Security Bank, National Association, as Escrow Agent (in such capacity, together with its successors in such capacity, the "Escrow Agent"), Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, Chase Securities Inc. and Goldman, Sachs & Co., as Initial Purchasers, Wilmington Trust Company, as Pass Through Trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee") and Wilmington Trust Company, as paying agent (in such capacity, together with its successors in such capacity, the "Paying Agent"). Capitalized terms not defined herein shall have the meanings assigned to them in the Escrow and Paying Agent Agreement.

                 This Escrow Receipt is issued under and is subject to the terms, provisions and conditions of the Escrow and Paying Agent Agreement. By virtue of its acceptance hereof the holder of this Escrow Receipt assents and agrees to be bound by the provisions of the Escrow and Paying Agent Agreement and this Escrow Receipt.

                 This Escrow Receipt represents a fractional undivided interest in amounts deposited from time to time in the Paying Agent Account, and grants or represents no rights, benefits or interests of any kind in respect of any assets or property other than such amounts. This Escrow Receipt evidences the same percentage interest in the Account Amounts as the Fractional Undivided Interest in the Pass Through Trust evidenced by the Certificate to which this Escrow Receipt is affixed.

                 All payments and distributions made to Receiptholders in respect of the Escrow Receipt shall be made only from Account Amounts deposited in the Paying Agent Account. The holder of this Escrow Receipt, by its acceptance of this Escrow Receipt, agrees that it will look solely to the Account Amounts for any payment or distribution due to it pursuant to this Escrow Receipt and that it will not have any recourse to Continental, the Pass Through Trustee, the Paying Agent or the Escrow Agent, except as expressly provided herein or in the Pass Through Trust Agreement. No Receiptholder of this Escrow Receipt shall have any right to vote or in any manner otherwise control the operation and management of the Paying Agent Account, nor shall anything set forth herein, or contained in the terms of this Escrow Receipt, be construed so as to constitute the Receiptholders from time to time as partners or members of an association.

                 This Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which this Escrow Receipt is affixed. After payment to the holder hereof of its Escrow Interest in the Final Distribution, upon the request of the Pass Through Trustee, the holder hereof will return this Escrow Receipt to the Pass Through Trustee.

                 The Paying Agent may treat the person in whose name the Certificate to which this Escrow Receipt is attached as the owner hereof for all purposes, and the Paying Agent shall not be affected by any notice to the contrary.

                 THIS ESCROW RECEIPT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, the Escrow Agent has caused this Escrow Receipt to be duly executed. Dated: ______________, 1997



                                        FIRST SECURITY BANK, NATIONAL
                                        ASSOCIATION, as Escrow Agent




                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT B


                             WITHDRAWAL CERTIFICATE
                                   (Class A)
                   First Security Bank, National Association,
                                as Escrow Agent

Dear Sirs:

                 Reference is made to the Escrow and Paying Agent Agreement, dated as of March 21, 1997 (the "Agreement"). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied.
Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Withdrawal and immediately transmit by facsimile to the Depositary, at (212) 325-8319, Attention: Robert Finney and Kevin Kappell.


                                        Very truly yours,
                                                        WILMINGTON TRUST COMPANY
                                        not in its individual capacity by
                                                  solely as Pass Through
                                                  Trustee



                                         By
                                            ------------------------------------
                                            Name:
                                            Title:





Date:               ,     , 199
      --------------  ----     ---